Exhibit 99(a)

                            FIDELITY FEDERAL BANCORP
                     700 SOUTH GREEN RIVER ROAD, SUITE 2000
                           EVANSVILLE, INDIANA  47715

                          SHAREHOLDER RIGHTS AGREEMENT

         As more fully described in its Prospectus dated ______________________, 1999, Fidelity Federal Bancorp ("Company") declared a dividend of nontransferable rights to shareholders of record and beneficial owners of shares held in the name of Cede & Co. as nominee for The Depository Trust Company or in the name of any other depository or nominee as of ___________ ___, 1999 ("Record Date") to purchase at the price of $__________ per share ("Subscription Price") one (1) additional share of Common Stock of the Company (rounded to the next largest whole share) for every six (6) shares held on the Record Date ("Basic Right"). The Company also has offered to its shareholders who have exercised in full their Basic Right, subject to availability and proration, an additional nontransferable right to subscribe to purchase, at the Subscription Price, for such shareholder's pro rata portion (based upon the number of shares of Common Stock owned by such shareholder on the Record Date relative to the other shareholders exercising such oversubscription rights) of any shares that are not subscribed for by other shareholders pursuant to their Basic Rights ("Oversubscription Right").

         Rights may be exercised by eligible shareholders, in whole or in part, prior to 5:00 o'clock p.m. on the expiration date of ______________________, 1999, provided that a shareholder's Oversubscription Right may only be exercised if his Basic Right has been exercised in full.

         As an inducement to the Company to accept this Agreement, the undersigned hereby represents and warrants to the Company as follows:

         (a) The undersigned has received a copy of the Prospectus of the Company dated ________________, 1999.

         (b) The undersigned was a shareholder of record or the beneficial owner of shares of the Company on the Record Date.

         As a further inducement to the Company to accept this Agreement, the undersigned hereby acknowledges, understands and agrees as follows:

         (a) The terms and conditions set forth in the Prospectus are incorporated herein by reference and are made a part of this Agreement.

         (b) The total consideration for the shares of Common Stock with respect to which the undersigned has exercised his Basic Right and Oversubscription Right must be paid in full by a bank certified check, cashier's check, or in the case of shareholders who are customers of United Fidelity

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Bank, fsb, located in Evansville, Indiana, with a deposit relationship, a personal check drawn upon United Fidelity, at the time that this Agreement is delivered to the Company.

         (c) This Agreement and the exercise of rights contemplated hereby may be rejected, in whole or in part, at the sole discretion of the Company. In the event that this Agreement, and the exercise of rights contemplated hereby, is rejected by the Company for whatever reason, all funds that the undersigned has paid pursuant to this Agreement will be promptly returned, without interest thereon, as soon as practicable after such rejection.

         (d) The representations, warranties, agreements and information provided by the undersigned herein shall be relied upon by the Company when issuing shares of its Common Stock pursuant to the exercise of the Basic Right and Oversubscription Right by the undersigned.

         (e) If the undersigned's shares of Common Stock of the Company are held jointly, each owner thereof shall sign this Agreement.

         (f) This Agreement shall be binding upon and inure to the benefit of the undersigned's heirs, successors and representatives. The undersigned shall not transfer or assign his interest under this Agreement.

         (g) Any capitalized terms used in this Agreement which are not defined above or elsewhere herein shall have the same meanings as set forth in the Prospectus.

         (h) This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana, without regard to choice of law principles thereof.

         (i) All information contained herein with respect to the undersigned shall be true, accurate and complete on the date hereof and on the date that this Agreement is accepted by the Company. The undersigned shall indemnify and hold harmless the Company and its directors, officers, employees and agents from and against all claims, losses, damages and liabilities, including without limitation reasonable attorneys' fees and costs, resulting from or arising out of any misrepresentation or any inaccuracy in or breach of any statement or provision contained in this Agreement.

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                               EXERCISE OF RIGHTS

                                  BASIC RIGHT

         The undersigned hereby exercises his Basic Right to purchase ______________ shares of Common Stock of the Company at the price of $____________ per share, subject to the terms and conditions as set forth in the Prospectus.

                             OVERSUBSCRIPTION RIGHT

         The undersigned has exercised his Basic Right in full and hereby exercises his Oversubscription Right to purchase __________________ shares of Common Stock of the Company at the price of $_____________ per share, subject to the terms and conditions as set forth in the Prospectus.

TOTAL RIGHTS EXERCISED

     Basic Right                        _______________________
     Oversubscription Right     _______________________
     Total Rights Exercised     _______________________   x $______ = $________

         IN WITNESS WHEREOF, the undersigned (has/have) executed this Agreement this _______ day of _________________________, 1999.



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  (Signature of Shareholder)                   (Signature of Shareholder)


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      (Printed Name)                                 (Printed Name)


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         (Address)                                      (Address)

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Telephone (Day)

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Telephone (Night)

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                              FOR COMPANY USE ONLY

         Accepted this __________ day of _________________________, 1999 by
Fidelity Federal Bancorp in reliance upon the representations, warranties, agreements and information contained in the foregoing Shareholder Rights Agreement.

                                         FIDELITY FEDERAL BANCORP



                                        By:_______________________________

                                        Its: _____________________________